          U.S. SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549

                       FORM SB-2
                   AMENDMENT NO. 2

   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

               SOUTHBORROUGH VENTURES INC.
               ---------------------------
   (Exact name of Registrant as specified in its charter)

NEVADA                                         98-0339467
------------                                   -----------
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                 Identification Number)


John Taylor
1250 Saturna Drive, Parksville,
British Columbia, Canada                       V9P 2T5
------------------------                       -------
(Name and address of principal                 (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                           (250) 954-0791
                                               --------------

Approximate date of commencement of proposed
sale to the public:                             As soon as practicable after
                                                the effective date of this
                                                Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                                      |__|

                CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------
TITLE OF EACH                       PROPOSED      PROPOSED
CLASS OF                            MAXIMUM       MAXIMUM
SECURITIES                          OFFERING      AGGREGATE     AMOUNT OF
TO BE         AMOUNT TO BE          PRICE PER     OFFERING      REGISTRATION
REGISTERED    REGISTERED            SHARE (1)     PRICE (2)     FEE (2)
----------------------------------------------------------------------------
Common Stock  3,000,000 shares      $0.02         $60,000       $16
----------------------------------------------------------------------------

(1) Based on the last sales price on November 30, 2000.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                       COPIES OF COMMUNICATIONS TO:
                          Michael A. Cane, Esq.
                          2300 W. Sahara Blvd.,
                           Suite 500 - Box 18
                           Las Vegas, NV 89102
                            (702) 312-6255
                      Agent for Service of Process

          SUBJECT TO COMPLETION, Dated July 16, 2001



                          PROSPECTUS


                  SOUTHBORROUGH VENTURES INC.
                       3,000,000 SHARES
                        COMMON STOCK
                      ----------------


The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus.
Southborrough Ventures Inc. will not receive any proceeds from this offering.

Our common stock is presently not traded on any market or securities exchange.



                      ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5 - 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                      ----------------




         The Date Of This Prospectus Is: July 16, 2001

                              Table Of Contents
                                                               PAGE
                                                               ----
Summary .......................................................     4
Risk Factors ..................................................     5
Risks Related To Our Financial Condition and Business Model
-----------------------------------------------------------
  -  If we do not obtain additional financing, our business
     will fail ................................................  5
  -  If we do not complete the required option payments and
     capital expenditure requirements mandated in our option,
     we will lose our interest in the Cedar Mineral Claim and
     our business may fail ....................................  5
  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  6
  - Because of the speculative nature of exploration of mining properties, there is substantial risk that this business will fail ................................................  6
  -  Because of the inherent dangers involved in mineral
     exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  7
  -  Even if we discover commercial reserves of precious metals on our optioned mineral properties, we may not be able to
     successfully obtain commercial production ................  7
  -  We need to continue as a going concern if our business is to succeed ...............................................  7
Risks Related To Our Market And Strategy
----------------------------------------
  -  If we do not obtain clear title to the mining properties, our business may fail ....................................  7
Risks Related To Legal Uncertainty
----------------------------------
  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be
     negatively effected ......................................  7
Risks Related To This Offering
------------------------------
  - Because our president, Mr. John Taylor, owns 30% of our outstanding stock, he will control and make corporate decisions that may be disadvantageous to other minority
     stockholders .............................................  8
  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail .........................................  8
  - Because management has only limited experience in mineral exploration, the business has a higher risk of failure ... 8
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........  8
  -  If a market for our common stock develops, our stock
     price may be volatile ....................................  9
  -  If the selling shareholders sell a large number of
     shares all at once or in blocks, the market price of our
     shares would most likely decline .........................  9
  -  A purchaser is purchasing penny stock which limits the
     ability to sell the stock ................................  9
Use of Proceeds ............................................... 10
Determination of Offering Price ............................... 10
Dilution ...................................................... 10
Selling Shareholders .......................................... 10
Plan of Distribution .......................................... 13
Legal Proceedings ............................................. 15
Directors, Executive Officers, Promoters and Control Persons .. 16 Security Ownership of Certain Beneficial Owners and Management 17

Description of Securities ..................................... 18
Interest of Named Experts and Counsel ......................... 19
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 19
Organization Within Last Five Years ........................... 20
Description of Business ....................................... 20
Plan of Operations ............................................ 25
Description of Property ....................................... 26
Certain Relationships and Related Transactions ................ 27
Market for Common Equity and Related Stockholder Matters ...... 27
Executive Compensation ........................................ 28
Financial Statements .......................................... 30
Changes in and Disagreements with Accountants ................. 31
Available Information ......................................... 31

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            Summary


Southborrough Ventures Inc.

We are in the business of mineral exploration; yet to date, we have not conducted any exploration activities. We have obtained an option to acquire a 100% interest in a mineral claim located in the Slocan Mining District Province of British Columbia, Canada. We refer to this mineral claim as the Cedar mineral claim. This option is exercisable by us completing further cash payments and share issuances to the optionor and by completing minimum required exploration expenditures on the Cedar mineral claim.

Our objective is to conduct mineral exploration activities on the Cedar mineral claim in order to assess whether the claim possesses
commercially exploitable reserves of silver, lead or zinc.    We have
not, as yet, identified any commercially exploitable reserves. Our proposed exploration program is designed to search for commercially exploitable deposits.

We were incorporated on October 17, 2000 under the laws of the state of Nevada. Our principal offices are located at 1250 Saturna Drive, Parksville, British Columbia, Canada V9P 2T5. Our telephone number is
(250) 954-0791.

The Offering

Securities Being Offered     Up to 3,000,000 shares of common stock.
                             The offering price will be determined by market factors and the independent decisions of the selling shareholders.

Offering Price               We will not determine the offering price.
                             The offering price will be determined by market factors and the independent decisions of the selling shareholders.

Terms of the Offering        The selling shareholders will determine
                             when and how they will sell the common
                             stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the
                             3,000,000 shares of common stock have been
                             sold, the shares no longer need to be
                             registered to be sold or we decide to
                             terminate the registration of the
                             shares.
Securities Issued
And to be Issued             5,005,000 shares of our common stock are
                             issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the
                             sale of the common stock by the selling
                             shareholders.

                          Risk Factors

An investment in our common stock involves a high degree of risk.
You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

     Risks Related To Our Financial Condition And Business Model

If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete the exploration of the optioned mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of February 28, 2001, we had cash in the amount of
$11,955. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the exploration of our optioned mineral claim. While we have sufficient funds to carry out phase one of the recommended exploration program on the Cedar mineral claim, we will require additional financing in order to complete the full-recommended
exploration program.   We will also require additional financing if
the costs of the exploration of our optioned mineral claim are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for silver, lead and zinc, investor acceptance of our property, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated.

If we do not complete the required option payments and capital expenditure requirements mandated in our option, we will lose our interest in the cedar mineral claim and our business may fail.

We are obligated to make additional option payments and incur exploration expenditures on the optioned mineral claim in order to exercise the option and obtain a 100% interest in the Cedar mineral claim. We must issue a total of 50,000 additional shares of our common stock and incur exploration expenditures in the amount of $135,000 in order to exercise this option. While our existing cash reserves are sufficient to enable us to complete phase one of the geological exploration program recommended on our optioned mineral claim, we will require substantial additional capital to fund the continued exploration of our optioned mineral claim and exercise the option. If we do not make the additional option payments or meet the exploration expenditures required by the option agreement, we will forfeit our interest in the optioned mineral claim and will have no interest in the optioned mineral claim. We have no agreements for additional financing and we can provide no assurance to investors that additional funding will be available to us on acceptable terms, or at all, to continue operations, to fund new business opportunities or to execute our business plan.
If we lose our interest in the optioned mineral claim, then there is a substantial risk that our business will fail.

Because we have not commenced business operations, we face a high risk of business failure.

We have not even begun the initial stages of exploration of our optioned mineral claim, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on October 17, 2000 and to date have been involved primarily in organizational activities and the acquisition of the optioned mineral claim. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our optioned mineral claim and the production of minerals thereon, if any, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and this business will fail.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the mineral claims that we have optioned contain commercially exploitable reserves of silver, lead or zinc. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of the optioned mineral properties may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

Even if we discover commercial reserves of precious metals on our optioned mineral properties, we may not be able to successfully obtain commercial production.

The optioned mineral properties do not contain any known bodies of
ore.   If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the Cedar mineral claim into commercial production.
At this time we can provide investors with no assurance that we will be able to obtain such financing.

We need to continue as a going concern if our business is to succeed.

The Independent Auditor's Report to Southborrough Ventures' audited financial statements for the period ended November 30, 2000, indicates that there are a number of factors that raise substantial doubt about the ability of Southborrough Ventures to continue as a going concern. Such factors identified in the report are:
Southborrough Ventures is in a net loss position; Southborrough Ventures has not obtained profitable operations; and Southborrough Ventures is dependent upon obtaining adequate financing. If Southborrough Ventures is not able to continue as a going concern, it is likely investors will lose their investments.


           Risks Related To Our Market And Strategy

If we do not obtain clear title to the mining properties, our business may fail.

While we have obtained geological reports with respect to the optioned mineral properties, this should not be construed as a guarantee of title. The properties may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. Our optioned mining properties have not been surveyed and therefore, the precise locations and areas of the properties may be in doubt.

             Risks Related To Legal Uncertainty

If we become subject to burdensome government regulation or other legal uncertainties, our business will be negatively affected.

There are several governmental regulations that materially restrict the use of ore. Under the Mining Act of British Columbia, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land.

Also, to operate a working mine, the British Columbia Environmental Assessment Act may require an environmental review process.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.


                  Risks Related To This Offering

Because our president, Mr. John Taylor, owns 30% of our outstanding common stock, he will make and control corporate decisions that may be disadvantageous to other minority shareholders.

Mr. John Taylor, our director and President, owns approximately 30% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Taylor may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our president, Mr. Taylor is presently required to spend only 15% of his business time on business management services for our company. While Mr. Taylor presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Taylor from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Taylor may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

Because management has only limited experience in mineral exploration, the business has a higher risk of failure.

Our management has only limited experience in mineral exploration. As a result of this inexperience, there is a higher risk of our being unable to complete our business plan in the exploration and exploitation of our optioned mineral property.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.


If a market for our common stock develops, our stock price may be volatile.

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

(1)  actual or anticipated variations in our results of operations;
(2)  our ability or inability to generate new revenues;
(3)  increased competition; and
(4)  conditions and trends in the mining industry.

Further, if our common stock is traded on the NASD over the counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 3,000,000 shares of our common stock through this prospectus. The selling shareholders are not restricted in the price they can sell the common stock. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that
market price to decline.   Moreover, the offer or sale of a large
numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 60% of the common shares outstanding as of the date of this prospectus.

A purchaser is purchasing penny stock which limits the ability to sell the stock.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in Southborrough Ventures will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the this Risk Factors section and elsewhere in this prospectus.


                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

                            Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                       Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,000,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on November 30, 2000.

The following table provides as of July 16, 2001, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.



                            Total Number
                            Of Shares To    Total Shares To  Percent
                            Be Offered For  Be Owned         Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering
-------------------------------------------------------------------------

Albany Conrad       90,000         90,000              NIL          NIL
3248 Adanac Street
Vancouver, BC, Canada

Sharlene Wark       37,000         37,000              NIL          NIL
#1102 - 819 Hamilton Street
Vancouver, BC, Canada

Table is continued from page 10


                            Total Number
                            Of Shares To    Total Shares To  Percent
                            Be Offered For  Be Owned         Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering
-------------------------------------------------------------------------

Carmen Pawliw      120,000        120,000              NIL          NIL
#407 - 819 Hamilton Street
Vancouver, BC, Canada

Derek Wagner        70,000         70,000              NIL          NIL
4375 Barker Avenue
Burnaby, BC, Canada

Barbara Chan       150,000        150,000              NIL          NIL
#1602 - 1725 Pendrell Street
Vancouver, BC, Canada

Carly Turner       100,000        100,000              NIL          NIL
#402 - 2570 Hemlock Street
Vancouver, BC, Canada

Jodi O'Billovich   153,000        153,000              NIL          NIL
714 - 933 Seymour Street
Vancouver, BC, Canada

Paul Mckenzie      130,000        130,000              NIL          NIL
#152 - 2175 Salal Drive
Vancouver, BC, Canada

Michael Waggett    135,000        135,000              NIL          NIL
870 Seymour Drive
Coquitlam, BC, Canada

Marcy Huising      100,000        100,000              NIL          NIL
#1107, 1414 Barclay Street
Vancouver, BC, Canada

John Mcmillan      155,000        155,000              NIL          NIL
833 Beta Avenue
Burnaby, BC, Canada

William H. Halliday 150,000       150,000              NIL          NIL
8 - 1789 130th Street
Surrey, BC, Canada

Table is continued from page 11


                            Total Number
                            Of Shares To    Total Shares To  Percent
                            Be Offered For  Be Owned         Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering
-------------------------------------------------------------------------

Anne Preston-Smith 165,000        165,000              NIL          NIL
15515 Thrift Avenue
White Rock, BC, Canada

Rachel Erin Kostiuk 100,000       100,000              NIL          NIL
2816 265-A Street
Aldergrove, BC, Canada

Arthur Thomas Daley 125,000       125,000              NIL          NIL
2080 Cumbria Drive
Surrey, BC, Canada

Ollie Krawchuk     175,000        175,000              NIL          NIL
864 East 16th Avenue
Vancouver, BC, Canada

Timea A. Horvath    40,000         40,000              NIL          NIL
#306 - 153 Powell Street
Vancouver, BC, Canada

Sonja Dadasovich   115,000        115,000              NIL          NIL
#501 - 888 Hamilton Street
Vancouver, BC, Canada

Margret Rattenbury 180,000        180,000              NIL          NIL
131 - 3111 Ash Street
Vancouver, BC, Canada

Sam Elia           175,000        175,000              NIL          NIL
2256 149-A Street
Surrey, BC, Canada

Graeme Magee        90,000         90,000              NIL          NIL
828 West 7th Avenue
Vancouver, BC, Canada

Malindi Zitco      115,000        115,000              NIL          NIL
827 Ioco Road
Port Moody, BC, Canada

Table is continued from page 12

                            Total Number
                            Of Shares To    Total Shares To  Percent
                            Be Offered For  Be Owned         Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering
-------------------------------------------------------------------------
Heather Salerno     65,000         65,000              NIL          NIL
1158 Duchess Avenue
West Vancouver, BC, Canada

Daniel Gurney     110,000         110,000              NIL          NIL
509 Kaslo Street
Vancouver, BC, Canada

John Polidano      155,000        155,000              NIL          NIL
#501, 1238 Melville Street
Vancouver, BC, Canada
-------------------------------------------------------------------------


The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,005,000 shares of common stock outstanding on April 12, 2001.

To our knowledge, none of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

                     Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

   1. On such public markets or exchanges as the common stock may from time to time be trading;
   2. In privately negotiated transactions;
   3. Through the writing of options on the common stock;
   4. In short sales; or
   5. In any combination of these methods of distribution.

The sales price to the public may be:

   1. The market price prevailing at the time of sale;
   2. A price related to such prevailing market price; or
   3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price;
  * contains a toll-free telephone number for inquiries on disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
  * contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                       Legal Proceedings

We are not currently a party to any legal proceedings. Southborrough Ventures' agent for service of process in Nevada is Michael A. Cane, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.

    Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of April 12, 2001are as follows:

Directors:

Name of Director                 Age
----------------------          -----
John Taylor                       56
Marshall Bertram                  62
Christopher Sampson               56


Executive Officers:

Name of Officer                  Age          	Office
--------------------            -----           -------
John Taylor                       56            President and Chief
                                                Executive Officer
Marshall Bertram                  62            Secretary, Treasurer
                                                  and Chief Financial
                                                  Officer


Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. John Taylor is our president and chief executive officer and is a member of our board of directors. Mr. Taylor was appointed to our board of directors on October 17, 2000. Mr. Taylor was appointed as our president on October 17, 2000. Mr. Taylor was a fire fighter with the City of Vancouver from 1968 to November 1998. Upon retiring as a fire fighter, Mr. Taylor founded Sun Coast Skylights, a building contracting company, which he still owns and operates. Mr. Taylor devotes 15% of his business time to the management of Southborrough Ventures. He spends the balance of his business time managing Sun Coast Skylights. Mr. Taylor has sufficient flexibility with Sun Coast Skylights to devote more time to Southborrough Ventures as necessary. Mr. Taylor was a director of North American Fire Guardian Tech. from 1990 to 1997.

Mr. Marshall Bertram is our secretary, treasurer and chief financial officer and is a member of our board of directors. He was appointed to our board of directors and as our secretary, treasurer and chief financial officer on October 17, 2000. Mr. Bertram is also the president and a director of Digital Ventures Inc., a company engaged in the business of mineral exploration and publicly traded on the Canadian Venture Exchange, from June 1998 to present. Additionally, Mr. Bertram is the vice-president and a director of Rampart Ventures Ltd., a company engaged in the business of mineral exploration and publicly traded on the Canadian Venture Exchange, from December 1998 to present. Mr. Bertram was the chief financial officer and a director of Kenrich Mining Corporation, a company engaged in the business of mineral exploration and publicly traded on the Canadian Venture Exchange, from 1993 to March 1998.

Mr. Bertram devotes time to Southborrough Ventures on an as needed basis. At the present time Mr. Bertram spends approximately two hours per week on our business. Since Mr. Bertram is an officer and director of two companies engaged in mineral exploration in addition to Southborrough Ventures, it is possible conflicts of interests may arise regarding available mineral interests, available investment capital and other issues related to mineral exploration companies.

Mr. Christopher Sampson is a member of our board of directors. He was appointed to our board of directors on December 4, 2000. Mr. Sampson is an independent economic geologist consulting in economic analysis of exploration properties and mineral deposits. He also consults in planning and managing exploration programs and ore reserve calculations. He consults through his own company, Sampson Engineering. He founded Sampson Engineering in 1982 and still consults through Sampson engineering today. Mr. Sampson has also served as the president of Pacific Booker Minerals Inc., a company engaged in the mineral exploration of two copper deposits, from 1995 to the present. Mr. Sampson received his professional education at the Royal School of Mines, Imperial College, University of London from 1962 through 1966.

Mr. Sampson has been a member of the Professional Engineers of British Columbia since 1976, the Institution of Mining and Metallurgy since 1974, the Canadian Institute of Mining and Metallurgy since 1967 and the Geological Association of Canada since 1967. To date, he has only spent incidental time on matters for Southborrough Ventures including board resolutions and initial corporate planning. As we begin exploration, he will spend additional time as needed to consult on our exploration activities.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

    Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of July 16, 2001, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.


                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------      -------------------               ----------     --------
Common        John Taylor                      1,500,000          30%
Stock         Director, President &            shares
              Chief Executive Officer
              1250 Saturna Drive
              Parksville, British Columbia
              Canada

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------      -------------------               ----------     --------

Common        Marshall Bertram                  500,000 shares    10%
Stock         Secretary, Treasurer, CFO
              and Director
              15652 Aster Road
              Surrey, British Columbia
              Canada

Common        Christopher Sampson               NIL shares        NIL
Stock         Director
              2696 West 11th Avenue
              Vancouver, British Columbia
              Canada

Common        All Officers and Directors      2,000,000 shares    40%
Stock         as a Group that consists of
              three people
-----------------------------------------------------------------------
The percent of class is based on 5,005,000 shares of common stock issued and outstanding as of July 16, 2001.


                  Description Of Securities
General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of July 16, 2001, there were 5,005,000 shares of our common stock issued and outstanding that were held by approximately twenty-eight
(28) stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

          Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Michael A. Cane of Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Morgan and Company, chartered accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

              Organization Within Last Five Years

We were incorporated on October 17, 2000 under the laws of the state of Nevada.

We obtained an option to acquire an interest in a certain mineral claim situated in the Province of British Columbia, Canada on November 20, 2000.

Mr. John Taylor, our president and a director, and Mr. Marshall Bertram, our secretary, treasurer and a director, have been our sole promoters since our inception. Mr. Taylor acquired 1,500,000 shares of our common stock at a price of $0.001 US per share on October 21, 2000. Mr. Taylor paid a total purchase price of $1,500 for these shares. Mr. Bertram acquired 500,000 shares of our common stock at a price of $0.001 US per share on October 21, 2000. Mr. Bertram paid a total purchase price of $500 for these shares.

                   Description Of Business

In General

We are an exploration stage company. We plan to ultimately engage in the acquisition, and exploration of mineral properties and exploit mineral deposits demonstrating economic feasibility. We own an option to acquire an interest in the mineral claim described below under the heading Cedar mineral claim Option Agreement. Our plan of operations is to carry out exploration work on the Cedar mineral claim in order to ascertain whether this claim possesses commercially exploitable quantities of silver, lead or zinc. There can be no assurance that a commercially exploitable mineral deposit, or reserve, exists in the Cedar mineral claim until appropriate exploratory work is done and an economic evaluation based on such work concludes there is economic feasibility.

Cedar mineral claim Option Agreement

We have obtained the option to acquire a 100% interest in a mineral claim situated in the Province of British Columbia, Canada. We refer to this mineral claim as the Cedar mineral claim. We acquired our interest in the Cedar mineral claim pursuant to an agreement dated November 20, 2000 between Mr. Locke B. Goldsmith and us. Mr. Goldsmith is the owner of the Cedar mineral claim. We paid cash consideration to Mr. Goldsmith for the grant of the option in the amount of $1,000 on November 20, 2000 upon execution of the option agreement. The option agreement was amended by the mutual consent of the parties on February 27, 2001.

Mr. Goldsmith is an acquaintance of Marshall Bertram, an officer and director of Southborrough Ventures. Mr. Goldsmith told Mr. Bertram that he owned a mineral claim and inquired whether Southborrough Ventures would be interested in obtaining an option on that claim. The option agreement was negotiated as an arms length transaction.

We are entitled to exercise the option to acquire the 100% interest in the Cedar mineral claim when we have:

(A) paid Mr. Goldsmith $1,000 (paid upon the execution of the option agreement);

(B) incurred an aggregate of $135,000 of property exploration expenditures on the Cedar mineral claim within the following periods:

  (1)  $5,000 on or before July 31, 2001;
  (2)  a further $10,000.00 on or before October 31, 2001;
  (3)  a further $120,000.00 on or before October 31, 2002;

(C) issued to Mr. Goldsmith an aggregate of 55,000 shares of our common stock, as follows:

  (1)  5,000 upon execution of the option agreement (already issued); and
  (2) 50,000 upon the completion of the third phase of the exploration program on the Cedar mineral claim on or before October 31, 2002;

In the event that we spend, in any of the above periods, less than the required sum, we may, at our option, pay to Mr. Goldsmith the difference between the amount actually spent and the required exploration expenditure in full satisfaction of the exploration expenditures to be incurred. In the event that we spend, in any period, more than the required sum, then the excess will be carried forward and applied to the required exploration expenditures to be incurred in subsequent periods. If we fail to make any required payment, issue any required shares or incur any required exploration expenditures, our option will terminate and we will have no further rights to the Cedar mineral claim.

Property exploration expenditures include all costs of acquisition and maintenance of the property, all expenditures on the exploration and development of the property and all other costs and expenses of whatsoever kind or nature, including those of a capital nature, incurred or chargeable with respect to the exploration of the property. In addition, until we have secured a 100% interest in the Cedar mineral claim, we are obligated to maintain in good standing the Cedar mineral claim by:

  (A) the doing and filing of assessment work or making of payments in lieu thereof;
  (B) the payment of taxes and rentals; and
  (C) the performance of all other actions necessary to keep the Cedar mineral claim free and clear of all liens and other charges.

All payments necessary to maintain the Cedar mineral claim for the next twelve-month period have been made.

Description of the Cedar Mineral Claim

The Cedar mineral claim comprises one claim consisting of 16 units in the Slocan Mining Division of Central British Columbia, Canada. Mr. Locke B. Goldsmith recorded the claim on November 20, 2000. The claim expires on November 20, 2001. The claim can be extended for one year by conducting work on the claim equal to $100 per claim unit and by paying a filing fee of $10 per claim unit. Accordingly, our claim will be extended for one year if we conduct $1,600 worth of work on the claim and pay a filing fee of $160 on or before November 20, 2001. After three years, it becomes necessary to conduct $200 per claim unit per year in order to extend the claim. A single work program can count for more than one year. In our case, work on the claim totaling $27,200 and payment of $1,600 in filing fees will extend our claim for 10 years. The total area of the Cedar mineral claim, after deducting four overlapping claims, is estimated to be
797.8 acres.

The Cedar mineral claim is located in the Slocan Mountain Range in the Selkirk Mountains of southeastern British Columbia, Canada. The Slocan Mountain Range is characterized by long, uniformly steep and heavily timbered slopes rising through about 5,000 feet to angular peaks and sharp narrow interconnecting mountain ridges. The original forest covering the claim has been removed by fires and logging for mining timber early in the twentieth century. The original forest has been replaced by second growth timber.

Location of the Cedar mineral claim

The Cedar mineral claim is located in the Slocan Mining Division of central British Columbia approximately 12 miles from the Village of New Denver. The Village of New Denver is approximately 467 miles from Vancouver, British Columbia. New Denver is the nearest supply center to the property. The property is accessible from New Denver via British Columbia Highway No. 31A and dirt roads from Highway 31A. The Cedar mineral claim covers steep forested slopes of the Carpenter Creek Valley. The central part of the Cedar mineral claim area is accessible by the Carpenter Creek Valley access road during the snow-free part of the year. Mine access roads in various states of repair extend to higher elevations in the eastern and southwestern parts of the Cedar mineral claim.

History of the Cedar mineral claim

Initial exploration work was done on the Cedar mineral claims prior to the 1920's, although no work has been recorded from this earlier exploration. The Cedar mineral claim has not been explored using modern geological exploration methods. During the 1990's, the southeastern part of the Cedar mineral claim area was held by an individual who retained a geologist to report upon the area and recommend work. The geologist recommended that the area now covered by the southeastern corner of the Cedar mineral claim should be explored to locate possible mineralization. This recommended geological work was not done.

The Cedar mineral claim has not hosted any known mines.

Geological Report

We have obtained a geological evaluation report on the Cedar mineral claim. The geological report was prepared by John Ostler, M.Sc., P. Geo. of Cassiar East Yukon Expediting Ltd. The geological report summarizes the results of the prior exploration of the Cedar claims and the geological formations on the property that were identified as a result of this prior exploration.

In his geological report, Mr. Ostler recommends proceeding with a three-phase, staged exploration program on the Cedar mineral claim based on his conclusion that prospecting, geological mapping and soil surveys are the exploration techniques that have been the most successful in locating silver-lead-zinc mineralization in the region. The initial phase of the recommended geological work program is comprised of the acquisition and analysis of satellite imaging maps of the Cedar mineral claim in order to make a preliminary assessment of mineralization. A budget of $5,000 is estimated to be required to support this initial geological work program. The components of the budget for this initial geological work program are as follows:

   Acquisition costs of satellite images          $1,533
   Image Interpreting and Reporting                2,640
   Administration                                    500
   Applicable Taxes                                  327
   ----------------                               ------
   Total                                          $5,000

Mr. Ostler recommended that the second phase of the exploration program consist of prospecting and assay sampling. This second phase of the geological work program is estimated to require a budget of $10,000.

The third phase of the recommended exploration program is expected to consist of the prospecting and mapping of the whole of the Cedar mineral property. Soil surveys around any areas of potential strong mineralization would be included in this phase. This third phase of the geological work program is estimated to require a budget of
$120,000.   Mr. Ostler concluded in his geological report that the
decision to proceed with each subsequent phase of the exploration program should be contingent upon reasonable encouragement having been gained from the results of the previous exploration program.

We have decided to accept the recommendation of the geological report
and proceed with this initial geological work program.   We will make
a decision whether to proceed with phase two of the staged exploration program upon completion of this initial geological work program and an analysis of the results of this first phase of the
exploration program.   We will make a decision whether to proceed
with phase three of the staged exploration program upon completion of this second phase of the geological work program and an analysis of the results of this second phase of the exploration program.

Should we determine at any time not to proceed to the next phase of the geological work program, we will use our remaining operating capital, if any, to obtain an option or options on other mineral claims. Funds will then be used to conduct mineral exploration activities on those claims. It is likely we will need further financing to pay for that exploration.

The three phase program recommended in the report constitutes a reconnaissance exploration program, which is only an initial phase of a full exploration effort. If we complete all three phases of the exploration program and the results of these efforts are positive, we will still have to undertake an extensive and additional exploration program which might consist of further soil sampling, geophysical surveys, trenching or drilling before we will be able to identify commercially-viable reserves. The costs of these subsequent programs will be significantly more than the costs set forth above for the initial three phase exploration program.

Compliance with Government Regulation

We will commence business in British Columbia when we commence the first phase of our planned exploration program. We will be required to register as an extra-provincial company under the British Columbia Company Act prior to conducting business in British Columbia. The anticipated cost of the extra-provincial registration is approximately $500. We have not as yet registered as an extra-provincial company under the British Columbia Company Act, but will do so sometime prior to July 31, 2001.

We will be required to conduct all mineral exploration activities in accordance with the Mining Act of British Columbia. We will be required to obtain work permits from the British Columbia Ministry of Energy Mines and Resources for any exploration work that results in a physical disturbance to the land. We will not be required to obtain a work permit for the first phase of our exploration program as this phase will not involve any physical disturbance. We will be required to obtain a work permit if we proceed with the second phase of our exploration program. There is no charge to obtain a work permit under the Mining Act. We will incur the expense of our consultant geologist to prepare the required submission to the Ministry of Energy Mines and Resources. As the exploration program proceeds to the trenching, drilling and bulk-sampling stages, we will be required to post small bonds and file statements of work with the Ministry of Energy Mines and Resources. We will be required by the Mining Act to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance.

We have budgeted for regulatory compliance costs in the proposed exploration program recommended by the geological report. As mentioned above we will have to sustain the cost of reclamation and environmental mediation for all exploration and other work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

An environmental review is not required under the Environmental
Assessment Act to proceed with the recommended exploration program on our mineral claims.

Employees

We have no employees as of the date of this prospectus other than our two officers.

The services of Mr. Taylor are provided to us pursuant to an executive consulting agreement between Mr. Taylor and us. We pay Mr. Taylor a consulting fee of $1,000 per month in consideration for his providing management and administration services to us. The consulting fee will increase to $5,000 per month in the event that Mr. Taylor is required to spend more than 50% of his business time on our business. The management agreement is for a term commencing December 1, 2000 and expiring on November 30, 2002.

We intend to conduct our business largely through agreements with consultants and arms-length third parties.

Research and Development Expenditures

We have not incurred any exploration expenditures to date. We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.


                       Plan Of Operations

Our current business plan is to conduct exploration sufficient to determine whether there is reason to begin an extensive and costly exploration program. This constitutes phase one of the exploration
program recommended by the geological report.    We anticipate that
phase one of the recommended geological exploration program will cost approximately $5,000.

Specifically, we anticipate spending the following over the next twelve months:

  *  $12,000 on consulting fees payable to John Taylor;
  * $30,000 on professional fees, including professional fees payable in connection with the filing of this registration statement;
  * $15,000 on exploration expenses, consisting of $5,000 for the first phase and $10,000 for the second phase of the exploration program;

Total expenditures over the next twelve months are therefore expected to be $57,000.

We are able to proceed with phase one of the exploration program without additional financing. Completion of these exploration expenditures will also enable us to meet the exploration expenditure requirement under the option agreement for the period through October 31, 2001.

We plan on proceeding with phase one of the exploration program in June 2001. We are unable to proceed earlier due to snow in the location of the mineral claims. We anticipate proceeding with phase two of the exploration program in October 2001. We will obtain a geological report upon the completion of each phase summarizing the results of that phase. The costs of the geological reports are included in the cost of the exploration program.

We will assess whether to proceed to phase two of the recommended geological exploration program upon completion of an assessment of the results of phase one of the geological exploration program. We will require additional funding in the event that we decide to proceed with phase two of the exploration program. The anticipated
cost of phase two of the exploration program is $10,000.   The
anticipated cost of phase three of the exploration program is $120,000, which is in excess of our projected cash reserves remaining upon completion of phase one and phase two of the exploration program. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund all three phases of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain a short-term loan from our President, although no such arrangement has, as yet, been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our President to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

If we do not complete the cash payments or the exploration expenditures required under the option agreement for the Cedar mineral claim, then our option in will terminate and we will lose all our rights and interest in the Cedar mineral claim. If we do not secure additional financing to incur the required exploration expenditures, we may consider bringing in a joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we cannot provide investors with any assurance that we will be able to locate a joint venture partner who will assist us in funding the exploration of the Cedar mineral claim. We may also pursue acquiring interests in alternate mineral properties in the future.

Results Of Operations For Period Ending February 28, 2001

We did not earn any revenues during the period ending February 28, 2001. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $36,542 for the period from inception to February 28, 2001. These operating expenses were comprised primarily of professional fees attributable to our corporate organization, the preparation and filing of this registration statement, administrative services and the acquisition of our option to acquire the Cedar mineral claim.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt Southborrough Ventures will be able to continue as a going concern.

                  Description Of Property

We have an option to acquire a 100% interest in the Cedar mineral claim, as described in detail in Item 6 of Part I of this Prospectus under the title Cedar Mineral Claim Option Agreement. We do not own or lease any property other than our option to acquire an interest in the Cedar mineral claim.

The Cedar mineral claim comprises one claim consisting of 16 units in the Slocan Mining Division of Central British Columbia, Canada. Mr.
Locke B. Goldsmith recorded the claim on November 20, 2000 and is the registered owner of the claim. The claim expires on November 20, 2001. The total area of the Cedar mineral claim, after deducting four overlapping claims, is estimated to be 797.8 acres. The Cedar mineral claim is located in the Slocan Mountain Range in the Selkirk Mountains of southeastern British Columbia, Canada. The Slocan Mountain Range is characterized by long, uniformly steep and heavily timbered slopes rising through about 5,000 feet to angular peaks and sharp narrow interconnecting mountain ridges. The original forest covering the claim has been removed by fires and logging for mining timber early in the twentieth century. The original forest has been replaced by second growth timber. There are no mines or physical equipment or property located on the mineral claim. There is no source of power to the mineral claim.


         Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person proposed as a nominee for election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Any of our promoters;
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.

The services of Mr. Taylor are provided to us pursuant to an executive consulting agreement between Mr. Taylor and us. We pay Mr. Taylor a consulting fee of $1,000 per month in consideration for his providing management and administration services to us. The consulting fee will increase to $5,000 per month in the event that Mr. Taylor is required to spend more than 50% of his business time on our business. The management agreement is for a term commencing December 1, 2000 and expiring on November 30, 2002.


     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had twenty-eight
(28) registered shareholders.

Rule 144 Shares

A total of 2,000,000 shares of our common stock will be available for resale to the public after October 21, 2001 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 50,050 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,000,000 shares that may be sold pursuant to Rule 144 after October 21, 2001.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws
that prevent us from declaring dividends.   The Nevada Revised
Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended November 30, 2000.

                  Annual Compensation               Long Term Compensation
                  -------------------               ----------------------
                                     Other  Restricted  Options/ LTIP     All
                                    Annual    Stock     * SARs  payouts  Other
Name     Title  Year  Salary  Bonus  Comp.   Awarded       #)    ($)     Comp.
----     -----  ----  ------  -----  ------ ----------   -----   ----    -----
John     Pres., 2000  $1,000    0      0        0          0      0        0
Taylor   CEO &
         Dir.

Marshall Sec'y., 2000   $0      0      0        0          0      0        0
Bertram  Treas.,
         CFO &
         Dir.



Stock Option Grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended November 30, 2000. We have also not granted any stock options to the executive officers since
November 30, 2000.

Consulting Agreement

The services of Mr. Taylor are provided to us pursuant to an executive consulting agreement. Under the agreement Mr. Taylor has supervisory responsibilities for all business, financial and managerial affairs of Southborrough Ventures and shall perform such other duties as reasonably assigned by the board of directors. His fee is $1,000 per month. The fee shall increase to $5,000 per month in the event it becomes necessary for him to devote 50% or more of his business time to fulfil his obligations under the agreement. The term of the agreement is from December 1,2000, to November 30, 2002.

We do not have any employment or consultant agreement with Mr.
Bertram and we do not pay Mr. Bertram any amount for acting as a director of the Company.

                       Financial Statements

Index to Financial Statements:

1. Auditors' Report;

2. Financial Statements for the period ending May 31, 2001, including:

  a. Balance Sheet

  b. Statement of Loss and Deficit

  c. Statement of Cash Flows

  d. Statement of Stockholders' Equity

  e. Notes to Financial Statements

3. Audited Financial Statements for the period ending November 30, 2000, including:

  a. Balance Sheet

  b. Statement of Loss and Deficit

  c. Statement of Cash Flows

  d. Statement of Stockholders' Equity

  e. Notes to Financial Statements

Page>


                       SOUTHBORROUGH VENTURES, INC.
              (Formerly Southborrough Technology Corporation)
                      (An Exploration Stage Company)


                           FINANCIAL STATEMENTS


                               MAY 31, 2001
                         (Stated in U.S. Dollars)

                       SOUTHBORROUGH VENTURES, INC.
              (Formerly Southborrough Technology Corporation)
                      (An Exploration Stage Company)

                              BALANCE SHEET
                         (Stated in U.S. Dollars)




-------------------------------------------------------------------------------
                                                   MAY 31           NOVEMBER 30
                                                    2001                2000
-------------------------------------------------------------------------------

ASSETS

Current

     Cash                                      $      1,543     $      59,879
     Prepaid expenses                                10,000                 -
                                               --------------------------------
                                                     11,543            59,879

Mineral Property Interest                                 -                 -
                                               --------------------------------

                                               $     11,543     $      59,879
===============================================================================

LIABILITIES

Current

     Accounts payable                          $      8,359     $           -
     Loan payable                                     5,320                 -
                                               --------------------------------
                                                     13,679                 -
                                               --------------------------------

STOCKHOLDERS' EQUITY (DEFICIENCY)

Share Capital

     Authorized:
       100,000,000 common shares with a par
       value of $0.001 each

     Issued:
       5,005,000 common shares                        5,005             5,005

     Additional paid-in capital                      57,095            57,095

Deficit                                             (64,236)           (2,221)
                                               --------------------------------
                                                     (2,136)           59,879
                                               --------------------------------

                                               $     11,543     $      59,879
===============================================================================

                       SOUTHBORROUGH VENTURES, INC.
              (Formerly Southborrough Technology Corporation)
                      (An Exploration Stage Company)

                    STATEMENT OF OPERATIONS AND DEFICIT
                         (Stated in U.S. Dollars)

-------------------------------------------------------------------------------
                                                                    PERIOD FROM
                                         THREE           SIX         INCEPTION
                                         MONTHS         MONTHS       OCTOBER 17
                                         ENDED          ENDED          2000 TO
                                         MAY 31         MAY 31          MAY 31
                                          2001           2001            2001
-------------------------------------------------------------------------------

Expenses

     Administrative services          $   10,500    $    30,538    $    30,538
     Mineral property option
       payments and exploration
       costs                                   -          4,295          5,395
     Consulting fees                       3,000          6,000          6,000
     Office expenses                         618          1,976          1,997
     Professional fees                    12,511         18,141         19,241
     Stock transfer                        1,065          1,065          1,065
                                      -----------------------------------------

Net Loss For The Period                   27,694         62,015         64,236

Deficit Accumulated During The
  Exploration Stage, Beginning
  Of Period                               36,542          2,221              -
                                      -----------------------------------------

Deficit Accumulated During The
  Exploration Stage, End Of
  Period                              $   64,236    $    64,236    $    64,236
===============================================================================

Loss Per Share                        $    (0.01)   $     (0.01)   $     (0.01)
===============================================================================

Weighted Average Number Of
  Shares Outstanding                   5,005,000      5,005,000      1,839,200
===============================================================================

                       SOUTHBORROUGH VENTURES, INC.
              (Formerly Southborrough Technology Corporation)
                      (An Exploration Stage Company)

                         STATEMENT OF CASH FLOWS
                         (Stated in U.S. Dollars)


-------------------------------------------------------------------------------
                                                                    PERIOD FROM
                                         THREE           SIX         INCEPTION
                                         MONTHS         MONTHS       OCTOBER 17
                                         ENDED          ENDED          2000 TO
                                         MAY 31         MAY 31          MAY 31
                                          2001           2001            2001
-------------------------------------------------------------------------------

Cash Flows From Operating Activity
     Net loss for the period          $  (27,694)   $   (62,015)   $   (64,236)

Adjustments To Reconcile Net Loss
To Net Cash Used By Operating
Activities
     Shares issued for mineral
       property option payment                 -              -            100
     Change in prepaid expenses           10,205        (10,000)       (10,000)
     Change in accounts payable            2,757          8,359          8,359
     Change in loan payable                4,320          5,320          5,320
                                      -----------------------------------------
                                         (10,412)       (58,336)       (60,457)

Cash Flows From Financing Activity
     Proceeds from issue of common
       Shares                                  -              -         62,000
                                      -----------------------------------------

Increase (Decrease) In Cash              (10,412)       (58,336)         1,543

Cash, Beginning Of Period                 11,955         59,879              -
                                      -----------------------------------------

Cash, End Of Period                   $    1,543    $     1,543    $     1,543
===============================================================================

                       SOUTHBORROUGH VENTURES, INC.
              (Formerly Southborrough Technology Corporation)
                      (An Exploration Stage Company)

          STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

                               MAY 31, 2001
                         (Stated in U.S. Dollars)

                                      COMMON STOCK             DEFICIT
                              -----------------------------  ACCUMULATED
                               NUMBER OF        ADDITIONAL    DURING THE
                                COMMON    PAR    PAID IN     EXPLORATION
                                SHARES   VALUE   CAPITAL         STAGE    TOTAL
                              -------------------------------------------------

Shares issued for cash at
  $0.001                      2,000,000  $2,000  $       - $        - $  2,000

Shares issued for cash at
  $0.02                       3,000,000   3,000     57,000          -   60,000

Shares issued for mineral
  Property                        5,000       5         95          -      100

Net loss for the period               -       -          -     (2,221)  (2,221)
                              -------------------------------------------------

Balance, November 30, 2000    5,005,000   5,005     57,095     (2,221)  59,879

Net loss for the period               -       -          -    (62,015) (62,015)
                              -------------------------------------------------

Balance, May 31, 2001         5,005,000  $5,005   $ 57,095 $  (64,236)$ (2,136)
                              =================================================

                       SOUTHBORROUGH VENTURES, INC.
              (Formerly Southborrough Technology Corporation)
                      (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                               MAY 31, 2001
                         (Stated in U.S. Dollars)

1.   BASIS OF PRESENTATION

     The unaudited financial statements as of May 31, 2001 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the November 30, 2000 audited financial statements and notes thereto.


2.   RELATED PARTY TRANSACTION

     During the three months ended May 31, 2001, $3,000 was accrued for consulting fees owed to the Company's president.

                  SOUTHBORROUGH VENTURES, INC.
       (Formerly Southborrough Technology Corporation)
                (An Exploration Stage Company)


                    FINANCIAL STATEMENTS


           PERIOD FROM OCTOBER 17, 2000 (INCEPTION)
                    TO NOVEMBER 30, 2000
                 (Stated in U.S. Dollars)

                     AUDITORS' REPORT


To the Directors
Southborrough Ventures, Inc.
(Formerly Southborrough Technology Corporation)
(An exploration stage company)

We have audited the balance sheet of Southborrough Ventures, Inc. (formerly Southborrough Technology Corporation) (an exploration stage company) as at November 30, 2000 and the statements of operations and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period from the date of organization, October 17, 2000 to November 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States and Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at November 30, 2000 and the results of its operations and cash flows for the period from the date of organization, October 17, 2000 to November 30, 2000 in accordance with United States generally accepted accounting principles.

Without qualifying our opinion, we draw attention to Note 1 to the financial statements. The Company incurred a net loss of $2,221 during the period from inception, October 17, 2000 to November 30, 2000, and as at November 30, 2000, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern.


Vancouver, Canada	                       "Morgan & Company"

February 27, 2001                       Chartered Accountants

   COMMENTS BY AUDITORS ON UNITED STATES - CANADA DIFFERENCE

In Canada, reporting standards for auditors do not permit the addition of an explanatory paragraph when the financial statements account for, disclose and present, in accordance with generally accepted accounting principles, conditions and events that cast substantial doubt on the Company's ability to continue as a going concern. Although our audit was conducted in accordance with both United States and Canadian generally accepted auditing standards, our report to the shareholders, dated February 27, 2001, is expressed in accordance with United States reporting standards which require a reference to such conditions and events in the Auditors' Report.


Vancouver, Canada	                       "Morgan & Company"

February 27, 2001                       Chartered Accountants

                  SOUTHBORROUGH VENTURES, INC.
       (Formerly Southborrough Technology Corporation)
                (An Exploration Stage Company)

                        BALANCE SHEET

                      NOVEMBER 30, 2000
                  (Stated in U.S. Dollars)
---------------------------------------------------------------------
ASSETS

Current
  Cash                                            $ 59,879

Mineral Property Interest (Note 3)                       -
                                                  ---------
                                                  $ 59,879
=====================================================================

STOCKHOLDERS' EQUITY

Share Capital
 Authorized:
  100,000,000 common shares with a
  par value of $0.001 each

 Issued:
  5,005,000 common shares                         $  5,005

 Additional paid-in capital                         57,095

Deficit Accumulated During The Exploration Stage
                                                    (2,221)
                                                  ---------
                                                  $ 59,879
=====================================================================

Approved by the Board of Directors:


-------------------------                 -----------------------

                  SOUTHBORROUGH VENTURES, INC.
       (Formerly Southborrough Technology Corporation)
                (An Exploration Stage Company)

              STATEMENT OF OPERATIONS AND DEFICIT

          PERIOD FROM INCEPTION TO NOVEMBER 30, 2000
               (Stated in U.S. Dollars)

---------------------------------------------------------------------

Expenses
 Interest and bank charges                        $     21
 Mineral property option payments and
  exploration costs                                  1,100
 Legal and accounting                                1,100
                                                  ---------
Loss For The Period And Deficit, End Of Period    $ (2,221)
=====================================================================
Loss Per Share                                    $  (0.01)
=====================================================================
Weighted Average Number Of Shares Outstanding    1,839,200
=====================================================================

                  SOUTHBORROUGH VENTURES, INC.
       (Formerly Southborrough Technology Corporation)
                (An Exploration Stage Company)

                   STATEMENT OF CASH FLOWS
          PERIOD FROM INCEPTION TO NOVEMBER 30, 2000
                    (Stated in U.S. Dollars)

Cash Flows From Operating Activity
  Net loss for the period                         $ (2,221)
  Shares issued for mineral property
   option payment                                      100
                                                  ---------
                                                    (2,121)
                                                  ---------
Cash Flows From Financing Activity
  Proceeds from issue of common shares              62,000
                                                  ---------
Increase In Cash During The Period And Cash,
 End Of Period                                    $ 59,879
=====================================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION

During the period ended November 30, 2000, the Company issued
5,000 common shares pursuant to the mineral property option agreement (Note 3).

                  SOUTHBORROUGH VENTURES, INC.
       (Formerly Southborrough Technology Corporation)
                (An Exploration Stage Company)

        STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

         PERIOD FROM INCEPTION TO NOVEMBER 30, 2000
                (Stated in U.S. Dollars)


                           COMMON STOCK           DEFICIT
            --------------------------------     ACCUMULATED
                NUMBER OF        ADDITIONAL       DURING THE
                 COMMON    PAR    PAID IN         EXPLORATION
                SHARES    VALUE   CAPITAL          STAGE            TOTAL
           ----------------------------------------------------------------
Shares issued
 for cash
 at $0.001   2,000,000  $ 2,000  $      -        $        -        $  2,000
Shares issued
 for cash
 at $0.02   3,000,000     3,000    57,000                 -          60,000
Shares issued for
 mineral
 property       5,000         5        95                 -             100
Net loss for
 the period         -         -         -             (2,221)        (2,221)

           -----------------------------------------------------------------
Balance, November 30,
2000       5,005,000    $ 5,005   $ 57,095        $   (2,221)      $ 59,879
           =================================================================

                  SOUTHBORROUGH VENTURES, INC.
       (Formerly Southborrough Technology Corporation)
                (An Exploration Stage Company)

                NOTES TO FINANCIAL STATEMENTS

                     NOVEMBER 30, 2000
                 (Stated in U.S. Dollars)



1. OPERATIONS

Organization

The Company was incorporated in the State of Nevada, U.S.A., on October 17, 2000.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $2,221 for the period from October 17, 2000 (inception) to November 30, 2000, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2. SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                  SOUTHBORROUGH VENTURES, INC.
       (Formerly Southborrough Technology Corporation)
                (An Exploration Stage Company)

               NOTES TO FINANCIAL STATEMENTS

                     NOVEMBER 30, 2000
                (Stated in U.S. Dollars)


2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

  a) Mineral Property Option Payments and Exploration Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

  b) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

  c) Foreign Currency Translation

The Company's functional currency is the U.S. dollar.
Transactions in foreign currency are translated into U.S.
dollars as follows:

   i) monetary items at the rate prevailing at the balance sheet date;
  ii) non-monetary items at the historical exchange rate;
 iii)	revenue and expense at the average rate in effect during
      the applicable accounting period.

  d) Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

  e) Loss Per Share

Loss per share is calculated using the weighted average number of common shares outstanding during the period.
Diluted earnings per share is not shown as the effect is anti-dilutive.

                  SOUTHBORROUGH VENTURES, INC.
       (Formerly Southborrough Technology Corporation)
                (An Exploration Stage Company)

                NOTES TO FINANCIAL STATEMENTS

                     NOVEMBER 30, 2000
                (Stated in U.S. Dollars)

3. MINERAL PROPERTY INTEREST

By an agreement dated November 20, 2000, as amended, the Company acquired an option to earn a 100% interest in a mineral claim located in British Columbia, Canada.

In order to earn its interest, the Company is required to:

   i) pay $1,000 on execution of the agreement (paid);
  ii) issue a total of 55,000 common shares of the Company, comprising
      5,000 upon execution of the agreement (issued), and 50,000 upon completion of the third phase of the exploration program or before October 31, 2002;
 iii) incur an aggregate of $135,000 on exploration expenditures, comprising $5,000 by July 31, 2001, $10,000 on or before October 31, 2001, and $120,000 on October 31, 2002.

4. CONTINGENCY

Mineral Property

The Company's mineral property interest has been acquired pursuant to an option agreement. In order to retain its interest, the Company must satisfy the terms of the option agreement described in Note 3.


5. COMMITMENT

Effective December 1, 2000, the Company has entered into a management agreement with a director. The agreement is for management services at $1,000 per month and expires on November 30, 2002. The fee will increase to $5,000 per month upon the Company achieving sufficient financing for advanced exploration activities requiring the director to spend 50% or more of his time performing the duties outlined in the agreement.

        Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.


                     Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                            Part II

Information Not Required In The Prospectus

Item 24. Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

  (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
  (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
  (3) a transaction from which the director derived an improper personal profit; and
  (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

  (1)  such indemnification is expressly required to be made by law;
  (2)  the proceeding was authorized by our Board of Directors;
  (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
  (4) such indemnification is required to be made pursuant to the bylaws.


Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     16
Federal Taxes                                               $    NIL
State Taxes and Fees                                        $    NIL
Transfer Agent Fees                                         $  1,000
Accounting fees and expenses                                $  2,000
Legal fees and expenses                                     $ 20,000
Blue Sky fees and expenses                                  $  2,000
Miscellaneous                                               $    NIL
                                                            --------
Total                                                       $ 25,016
                                                            ========
-------------------------------------------------------------------------
All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales Of Unregistered Securities

We issued 2,000,000 shares of common stock on October 21, 2000 to Mr. John Taylor and Mr. Marshall Bertram. Mr. Taylor is one of our directors and is our president and chief executive officer. Mr. Taylor acquired 1,500,000 shares at a price of $0.001 per share for total proceeds to us of $1,500. Mr. Bertram is one of our directors and is our secretary, treasurer and chief financial officer. Mr. Bertram acquired 500,000 shares at a price of $0.001 per share for total proceeds to us of $500. These shares were issued pursuant to
Section 4(2) of the Securities Act of 1933 (the "Securities Act") and are restricted shares as defined in the Securities Act.

We issued 5,000 shares of our common stock on November 20, 2000 to Mr. Locke B. Goldsmith as required pursuant to the option agreement entered between Mr. Goldsmith and us. The shares were issued pursuant to Regulation S of the Securities Act and appropriate legends were affixed to the stock certificate issued to Mr. Goldsmith.

We completed an offering of 3,000,000 shares of our common stock at a price of $0.02 per share to a total of twenty-five purchasers on November 30, 2000. The total amount received from this offering was $60,000. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-
US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Item 27. Exhibits

Exhibit
Number             Description
------------       --------------------
  3.1              Articles of Incorporation(1)
  3.2              Certificate of Amendment to Articles of Incorporation(1)
  3.3              Amended By-Laws(1)
  4.1              Share Certificate(1)
  5.1              Opinion of Cane & Company, LLC, with consent to use
 10.1              Option Agreement dated November 20, 2000
                     between the Company and Locke B. Goldsmith(1)
 10.2              Amendment to Option Agreement(1)
 10.3              Executive Consulting Agreement between the Company
                     and John H. Taylor dated December 1, 2000(1)
 23.1              Consent of Morgan & Company, Chartered Accountants

(1) Previously filed as an exhibit to Southborrough Ventures' Form SB-2 on April 13, 2001.

Item 28. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on July 16, 2001.

                                SOUTHBORROUGH VENTURES INC.
                                By: /s/ John H. Taylor
                                   ----------------------------
                                    John Taylor, President


                         POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints John Taylor, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.
SIGNATURE               CAPACITY IN WHICH SIGNED                DATE

/s/ John H. Taylor      President and Chief Executive     July 16, 2001
---------------------   Officer (Principal Executive
John Taylor             Officer)and Director


/s/ Marshall Bertram    Secretary, Treasurer,             July 16, 2001
---------------------   Chief Financial Officer
Marshall Bertram        (Principal Accounting Officer)
                        Director

/s/ Christopher
    Sampson                                               July 16, 2001
---------------------   Director
Christopher Sampson